                                                                   EXHIBIT 10.29

                                                    EXECUTIVE:  EDWARD L. PIERCE


                              BINDVIEW CORPORATION
                           FIRST AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is made between BindView Development Corporation, a Texas corporation (the "COMPANY"),1 and the "EXECUTIVE" identified above. Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the date executed by the Executive as written on the signature page ("EFFECTIVE DATE"). This Agreement amends, restates, and therefore supersedes the Executive Employment Agreement between the parties executed May 1, 2001, but without a break in the Executive's Employment with the Company.

1. BACKGROUND. The Company desires to obtain the services of the Executive, and the Executive desires to be employed by the Company upon the terms and conditions set forth in this Agreement.

2. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below.

2.1 BINDVIEW BUSINESS is intentionally defined broadly in view of the Executive's senior position with the Company; it means (1) any business engaged in by the Company or any other BindView Company during the Executive's Employment, or (2) any other business as to which the Company or any other BindView Company has made demonstrable preparation to engage in during such Employment and (i) in which preparation the Executive materially participated, or (ii) concerning which preparation the Executive had access to Confidential Information.

2.2 BINDVIEW COMPANY or BINDVIEW COMPANIES means BindView and its affiliates. For purposes of this Agreement, (i) an affiliate of a Person is defined as any other Person that controls or is controlled by or is under common control with that Person, and (ii) control is defined as the direct or indirect ownership of at least fifty percent (50%) of the equity or beneficial interest in such Person or the right to vote for or appoint a majority of the board of directors or other governing body of such Person.

2.3 BINDVIEW INVENTION means any Invention that is made, conceived, or reduced to practice by any person (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and the Invention either: (i) involves equipment, supplies, facilities, or trade secret information of any BindView Company; (ii) involves the time for which the person was compensated by any BindView Company; (iii) relates to any BindView Business; or (iv) results, in whole or in part, from work which the person performed for any BindView Company.

2.4 BINDVIEW MATERIALS means any and all reports, notes, emails, manuals, computer programs or data, photographs, and all other recorded, written, or printed matter, in any format (including but not limited to electronic and hard-copy formats), (i) that the Executive receives from any BindView


----------------------

(1) "BindView Corporation" is a registered assumed name of BindView Development Corporation.


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                                                    EXECUTIVE:  EDWARD L. PIERCE

       Company, or (ii) that the Executive creates during the Employment and that relate to any BindView Business, or (iii) that contain Confidential Information of any BindView Company.

2.5    CAUSE means any one or more of the following:

       (a) any conviction of, or plea of guilty or nolo contendere to, any felony, whether of the United States or any state thereof or any similar foreign law to which the Executive may be subject;

       (b) the commission of any act of fraud or gross negligence by the Executive in the course of his Employment which, in the case of gross negligence, has a materially adverse effect on the business or financial condition of the Company;

       (c) the commission of repeated material breaches of this Agreement by the Executive where the Company notifies the Executive in writing of each such material breach, and prior to termination, the Company gives the Executive thirty (30) days advance written notice of its intention to terminate the Employment for Cause at the end of such thirty-day period.

       (d) any willful material misrepresentation at any time by the Executive to the Company;

       (e) the Executive's willful failure or refusal to comply with any of his material obligations under this Agreement or to comply with a reasonable and lawful instruction of the Board, (other than for reason of the Executive's physical or mental incapacity), which in each case continues for a period of 15 days after the Executive's receipt of a written notice from the Board identifying the objectionable action or inaction by the Executive;

       (f) any willful or grossly negligent failure substantially to comply with any written rules, regulations, policies or procedures of the Company furnished to the Executive which, if not complied with, would reasonably be expected to have a material adverse effect on the business or financial condition of the Company; or

       (g) any willful failure to comply with the Company's policies regarding insider trading as adopted by the Board from time to time.

       Notwithstanding the foregoing, any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and thus shall not be deemed grounds for termination for Cause.

2.6 CONFIDENTIAL INFORMATION means information of any BindView Business that the Executive learns in the course of the Employment, other than information which the Executive can show: (i) was in the Executive's possession or within the Executive's knowledge before the Employment; or
       (ii) is or becomes generally known to persons who could take economic advantage of it, other than officers, directors, and employees of the BindView Companies, without breach of an obligation to a BindView Company; or (iii) the Executive obtained from a party having the right to disclose it without violation of an obligation to a BindView Company; or
       (iv) is required to be disclosed pursuant to legal process (e.g., a subpoena), provided that the Executive notifies the Company immediately


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                                PAGE 2

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                                                     EXECUTIVE: EDWARD L. PIERCE


       upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions (i) through (iv) in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception.

2.7 DESIGNATED OWNER means (i) the Company or (ii) if from time to time the Company designates one or more other BindView Companies to own certain inventions or other intellectual-property rights, such designated other BindView Company.

2.8 DISABILITY means the inability of the Executive to perform his duties hereunder, by reason of physical or mental injury or illness, incapacitating him for a continuous period exceeding three months, excluding any leaves of absence approved by the Company.

2.9    EMPLOYMENT means the Executive's employment with the Company.

2.10 GOOD REASON means only the following events, and specifically excluding any such event that occurs (i) for reason of the Executive's physical or mental incapacity or (ii) with the Executive's prior consent:

       (a) (1) a removal of the Executive from his position with the Company, or (2) the assignment by the Company to the Executive of duties that are materially inconsistent with the Executive's position with Company immediately prior to such assignment, or (3) the removal by the Company from the Executive of a material portion of those duties actually appertaining to the Executive, and/or those duties usually appertaining to the Executive's position with the Company, immediately prior to such removal; or

       (b) the Executive no longer reports directly to the chief executive officer of the Company; or

       (c) a reduction by the Company in the amount of the Employee's base salary or of the On-Target Amount, except as part of an across-the-board reduction for the Company's senior executives generally.

2.11 INVENTION means any and all inventions, discoveries, and improvements, whether or not patentable, along with any and all materials and work product relating thereto.

2.12   ON-TARGET AMOUNT has the meaning set forth in Schedule 1.

2.13 PERSON means a natural person, corporation, partnership, or other legal entity, or a joint venture of two or more of the foregoing.


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                                PAGE 3

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                                                     EXECUTIVE: EDWARD L. PIERCE


2.14   RESIGN FOR GOOD REASON means that all of the following occur:

       (a) the Company gives the Executive notice, formal or informal, in accordance with this Agreement or otherwise, of the occurrence of one or more events constituting Good Reason (other than a formal or informal notice that the Employment will be terminated);

       (b) within 20 days after receiving the first such notice or any subsequent such notice, the Executive provides the Company with notice, in accordance with this Agreement, that the Executive deems such event to constitute Good Reason;

       (c) the Company fails to revoke, rescind, or cancel the event that was the subject of the notice under subparagraph (b) within 10 days after such notice; and

       (d) within five business days after the end of the 10-day period in subparagraph (c), the Executive delivers to the Company a notice of resignation in accordance with this Agreement and states therein that the resignation is for the Good Reason set forth in the notice under subparagraph (b).

2.15 SCHEDULE 1 and SCHEDULE 2 mean, respectively, Schedule 1 and Schedule 2 set forth at the end of this Agreement above the parties' signatures.

2.16 SEVERANCE BENEFITS means the post-employment compensation and benefits to be provided to the Executive by the Company in certain circumstances, as set forth in Section 6.

2.17 TRIBUNAL means an arbitration panel, court, or other body of competent jurisdiction that is deciding a matter relating to this Agreement.

3.     EMPLOYMENT.

3.1 Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, in the position referred to in Schedule 1. In that connection, the Executive will (i) devote his full time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his employment hereunder; (ii) use his best efforts to promote the interests and goodwill of the Company; (iii) perform such other duties commensurate with his office as the Chief Executive Officer of the Company may from time-to-time assign to him.

3.2 Section 3.1 shall not be construed as preventing the Executive from (i) serving on corporate, civic or charitable boards or committees, (ii) engaging in other business activities that do not represent a conflict of interest with the full execution of his duties to the Company, or (iii) making investments in other businesses or enterprises; provided in no event shall any such service, business activity or investment require the provision of substantial services by the Executive to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of the Executive's duties hereunder.


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                                PAGE 4

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                                                    EXECUTIVE:  EDWARD L. PIERCE


4. COMPENSATION AND BENEFITS DURING EMPLOYMENT. During the Employment, the Company shall provide compensation and benefits to the Executive as follows.

4.1 The Company shall pay the Executive, subject to the terms and conditions of this Agreement, a monthly base salary at the rate of not less than the initial salary set forth in Schedule 1, payable in accordance with the normal payroll practices of the Company but in no less than equal bi-weekly installments, less withholding required by law or agreed to by the Executive.

4.2    As additional compensation for services hereunder:

       (a) The Executive shall be eligible for a contingent bonus with an annual On-Target Amount as set forth in Schedule 1 (except that the On-Target Amount for the calendar year in which the Employment begins will be reduced pro rata by the number of days elapsed in such year on the Effective Date). The actual bonus amount in any given year, if any, will be determined by and contingent upon the Company's achievement of financial performance objectives set by the Company from time to time in its discretion for determining payment of bonuses to its senior executives. The bonus, if any, will be paid at the same time and in the same manner as the payment of bonuses to other senior executives of the Company as determined by the Company in its discretion;

       (b) The Executive shall be entitled to a signing bonus, in a total amount, and payable in installments at times, set forth in
              Schedule 2, in accordance with the normal payroll practices of the Company. The Executive may elect, by notice to the Company, to defer any then-due installment of the signing bonus, without interest; and

       (c) At a time determined by the Company in its discretion (but in no event later than December 31, 2002), the Company will grant to the Executive one or more options to purchase shares of the Company's common stock, covering an aggregate number of shares (adjusted to take into account any intervening stock splits, reverse splits, recapitalizations, etc.) equal to (i) 100,000 shares, or (ii) if greater, the average number of shares for which options were granted between May 2, 2001 and December 31, 2002 to senior vice presidents of the Company, excluding the Executive.

              (1) Such option(s) granted to the Executive will be in accordance with the Company's Omnibus Incentive Plan or, in the discretion of the Company, another stock-option plan used for option grants to senior executives.

              (2) The option grant(s) to the Executive will be on terms that include vesting over four years beginning on the grant date, with 25% vesting at one year and quarterly vesting of the remainder.

4.3 The Executive shall, upon satisfaction of any eligibility requirements with respect thereto, be entitled to participate in all employee benefit plans of the Company, including but not limited to those health, dental, accidental death and dismemberment, and long term disability plans, 401(k) plans, pension or profit-sharing plans, stock option plans, and similar benefits, of the Company now or


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                                PAGE 5

                                                    EXECUTIVE:  EDWARD L. PIERCE


       hereafter in effect that are made available to executive officers of the Company and on the same terms as offered to other executive officers of the Company.

4.4 The Company shall maintain for the Executive any specific benefits summarized in Schedule 1.

4.5 The Company will reimburse the Executive for reasonable business expenses incurred by the Executive in connection with the Employment in accordance with the Company's then-current policies and IRS guidelines.

4.6 During the Employment the Executive shall be entitled to sick leave, holidays, and an annual vacation, all in accordance with the regular policy of the Company for its executives (but in no event less than the minimum annual vacation set forth in Schedule 1), during which time his compensation and benefits shall be paid or provided in full. Each such vacation shall be taken by the Executive at such times as may be mutually agreed upon by the Executive and Company.

5.     TERMINATION OF EMPLOYMENT.

5.1 The Executive will be an "at will" employee during the entire time of the Employment. Either the Company or the Executive can terminate the Employment at any time, for any reason or no reason, with or without cause. If the Employee resigns from the Company, the Employee will give the Company at least two (2) weeks' prior notice of resignation. The Employment will end on the termination date stated in the Company's notice of termination to the Executive or in the Executive's notice of resignation to the Company, as applicable. The Company may in its discretion waive any notice period stated in the Employee's notice of resignation, in which case the Employment will end immediately upon such waiver.

5.2 If the Employment is terminated for any reason other than death, to help the Company protect its intellectual property rights and other interests, the Executive shall cooperate in such exit-interview procedures as may be reasonably requested by the Company, including but not limited to providing the Company with reasonably complete and accurate information about any plans the Executive may have for future employment.

5.3 Any amounts payable under Section 4 which shall have been earned but not yet paid, including but not limited to vacation pay and any unpaid installments of the sign-on bonus, but excluding contingent bonus amounts under Section 4.2(a) (which are addressed in Section 6.3 below), shall be paid by the Company to the Executive.

5.4 If the Employment is terminated because of (i) the death of the Executive, or (ii) by the Company because of the Executive's Disability, then the Company will pay to the Executive, or to the Executive's heirs, assigns, successors-in-interest, or legal representatives, any and all salary, other benefits or incentive payments earned, accrued or provided to or by the Executive under this Agreement, or granted to the Executive by the officers and/or board of directors of the Company, through the date of the Executive's death or disability and not already paid.

5.5 Promptly after any termination of the Employment for any reason, the Executive shall pay any amount or amounts then owed by the Executive to the Company. Except to the extent (if any) prohibited by


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                                PAGE 6

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                                                    EXECUTIVE:  EDWARD L. PIERCE


       applicable law, the Company may offset any such amount(s) against any amounts owed to the Executive by the Company.

6. SEVERANCE BENEFITS. Depending on the reason for termination of the Employment, the Executive will be entitled to the Severance Benefits provided in this Section 6 during a Severance Period as set forth in
       Schedule 1. The Severance Period, if any, will begin on the effective date of termination of the Employment.

6.1 During the Severance Period, if any, the Company shall pay the Executive the Executive's then-current base salary as provided in Section 4.1.

6.2 During the Severance Period, if any, the Company shall maintain the Executive as a participant in, or provide benefits comparable to those of, the health insurance benefit plan specified under Section 4.3.

6.3 If the Employment is terminated, the Executive will be entitled to payment of any declared or undeclared and unpaid contingent bonus amounts under Section 4.2(a), for the fiscal year in which the notice of termination (including notice of resignation) occurs and for preceding fiscal years, only as follows:

--------------------------------------------------------------------------------------------------------
                              PAYMENT OF UNPAID BONUS UNDER
                              SECTION 4.2(a) FOR PRECEDING     PAYMENT OF UNPAID BONUS UNDER SECTION
           EVENT              FISCAL YEAR(S)                   4.2(a) FOR THEN-CURRENT FISCAL YEAR
--------------------------------------------------------------------------------------------------------
                                                               If Executive is         If Executive is
                                                               entitled to a           not entitled to
                                                               Severance Period        a Severance
                                                                                       Period
--------------------------------------------------------------------------------------------------------
Executive resigns             Only those bonus amounts for     Pro-rated, to be paid   None
                              preceding fiscal year(s) that    by the end of the
                              were already declared as of      first quarter of the
                              the date of notice of            following fiscal year
                              resignation.  To be paid at      [see Note 1]
                              the same time as to other
                              Company executives.
--------------------------------------------------------------------------------------------------------
Company terminates            All bonus amounts for            Pro-rated, to be paid   None
the Employment                preceding fiscal year(s)         by the end of the
                              (whether declared or             first quarter of the
                              undeclared as of date of         following fiscal year
                              notice of termination).  To be   [see Note 1]
                              paid at the same time as to
                              other Company executives
--------------------------------------------------------------------------------------------------------

       NOTE 1: Assume hypothetically that (i) the Employment is terminated effective September 30 of a given fiscal year of the Company, i.e., 3/4 of the way through that fiscal year, under circumstances entitling the Executive to a Severance Period, (ii) if the Employment had not been terminated, the Executive would have received a contingent bonus for that fiscal year equal to 95% of the

EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                                PAGE 7

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                                                    EXECUTIVE:  EDWARD L. PIERCE


       On-Target Amount, and (iii) the Executive did not receive any payment of such contingent bonus before the effective date of termination. In that hypothetical situation, the Executive would be entitled to a contingent bonus of 3/4 of 95% of the On-Target Amount, payable no later than the following March 31.

6.4 Other than the above Severance Benefits, the Executive shall not be entitled to any payment, benefit, damages, award or compensation in connection with termination of the Employment, by either the Company or the Executive, except as may be expressly provided in another written agreement, if any, executed by the Executive and by an authorized officer of the Company. Neither the Executive nor the Company is obligated to enter into any such other written agreement.

6.5 The Executive will not be required to mitigate the amount of any payment which is payable by the Company during the Severance Period.

6.6 As a condition to receipt of Severance Benefits, if any, the Company, in its sole discretion, may require the Executive to first execute a release, in a form approved by the Company, releasing the Company and its affiliates, if any, and the officers, directors, employees, and agents of each of them, from any and all claims and causes of action, if any, arising out of or relating to the Executive's Employment or the termination thereof. The performance of the Company's obligations to provide Severance Benefits, and the receipt by the Executive of the same, shall constitute full and final settlement of all such claims and causes of action, if any.

6.7 The Executive's rights to Severance Benefits under this Agreement, regardless whether or not they are accepted by the Executive in the event of termination of the Employment, shall be the Executive's EXCLUSIVE RIGHTS against the Company and the Company's EXCLUSIVE LIABILITY to the Executive, in contract, tort, or otherwise, arising out of or relating to any termination of the Executive's Employment for any reason. Nothing in this Agreement, however, shall be construed to be a waiver by the Executive of any benefits accrued for or due to the Executive under any employee benefit plan (as such term is defined in the Employees' Retirement Income Security Act of 1974, as amended) maintained by the Company, if any, except that the Executive shall not be entitled to any severance benefits pursuant to any severance plan or program of the Company other than as provided herein.

6.8 At any time during a Severance Period, the Executive may elect, by notice to the Company, to have any remaining Severance Benefit amounts paid to him in a lump sum, computed by discounting such remaining amounts to present value at a rate of 8% per annum from the date each such amount would be due to the date paid. Payment will be made within 30 days after the Company's receipt of such notice.

7. TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement, or under any other agreement between the Executive and the Company, all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                                PAGE 8

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                                                    EXECUTIVE:  EDWARD L. PIERCE


8.     CONFIDENTIAL INFORMATION.

8.1 The Executive acknowledges that the law provides the Company with protection for its trade secrets and confidential information. The Executive will not disclose, directly or indirectly, any Confidential Information without authorization from the Company's management. The Executive will not use any Confidential Information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

8.2 The Executive will strictly adhere to any obligations that may be owed to former employers insofar as the Executive's use or disclosure of their confidential information is concerned.

8.3 All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by the Executive during the Employment are the property of the Company. Upon any termination of the Employment, regardless of the circumstances, the Executive will immediately deliver to the Company all property of the Company which may still be in the Executive's possession. The Executive will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after termination thereof, except as authorized by the Company management.

9. OWNERSHIP OF INTELLECTUAL PROPERTY. The following provisions apply except to the extent expressly stated otherwise in Schedule 1.

9.1 The Company will be the sole owner of any and all BindView Inventions and BindView Materials which the Executive participates in inventing or developing in any way. The Executive will promptly disclose to the Company, or its nominee(s), without additional compensation, all BindView Inventions and BindView Materials. The Executive will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for BindView Inventions and BindView Materials, including but not limited to signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents. To the extent that any BindView Invention or BindView Materials are eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, the same will be deemed as such, without additional compensation to the Executive.

9.2 To the extent that, as a matter of law, the Executive retains any so-called "moral rights" or similar rights as in any BindView Invention or BindView Materials, the Executive authorizes the Company or its designee to make any changes it desires to any part of the same; to combine any such part with other materials; and to withhold the Executive's identity in connection with any business operations relating to the same; in any case without additional compensation to the Executive.

10.    NONCOMPETITION COVENANT.

10.1 The Company agrees to provide the Executive, during the Employment, with on-going access to pre-existing and new Confidential Information commensurate with the Executive's duties, including


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                                                    EXECUTIVE:  EDWARD L. PIERCE


       but not limited to access to appropriate portions of the Company's computer network. To aid in the protection of the Company's legitimate interests in such Confidential Information, the Executive agrees that, beginning on the date that the Company first provides the Executive with such access in any form, and ending on the date set forth in Section 10.4, unless the Company in its sole discretion gives its prior written consent, the Executive will not, directly or indirectly:

       (a) participate, for himself or on behalf of any other Person, in any business that competes with any BindView Business anywhere in the world, where the Executive's Employment related in any way to such BindView Business. As used in the previous sentence, "participate" includes but is not limited to permitting the Executive's name directly or indirectly to be used by or to become associated with any other Person (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) in connection with such competing business;

       (b) interfere, directly or indirectly, with the relationship between any BindView Company and its employees by inducing any such employee to terminate his or her employment;

       (c) solicit for employment, directly or indirectly, on behalf of the Executive or any other Person, any person who is at the time in question, or at any time in the then-past three-month period has been, an employee of any of the BindView Companies; or

       (d) induce or assist any other Person to engage in any of the activities described in subparagraphs (i) through (iii).

10.2 The Executive acknowledges that the Company would not permit the Executive to have or to continue to have access to Confidential Information without the Executive's agreement to the restrictions in
       Section 10.1. The Executive further acknowledges and agrees that: (i) the restrictions in Section 10.1 are fair and reasonable and the result of negotiation, relate to special, unique and extraordinary matters.

10.3 If the Executive has never been provided with any access to Confidential Information at the time the Employment is terminated (including but not limited to never having been provided access to an email account or other access to a computer network of any BindView Company), then the Executive will be automatically released from the restrictions in Section 10.1. Such release will be the Executive's EXCLUSIVE REMEDY for any actual or alleged breach of this Agreement by the Company in not providing such access.

10.4 If the Executive violates the restrictions set forth in Section 10.1, and the Company brings a legal action for injunctive or other relief, the Company shall not be deprived of the benefit of those restrictions. Accordingly, the restrictions in Section 10.1 will end one (1) year after the later of (i) the date of termination of the Employment for any reason, and (ii) the date of entry by a court of competent jurisdiction of a final judgment enforcing the restrictions in Section 10.1, as written or as modified by the court.

10.5 The Company will not unreasonably withhold its consent to the Executive's employment, after the Employment, by a publicly-traded corporation that competes with one or more of the BindView


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                               PAGE 10

                                                    EXECUTIVE:  EDWARD L. PIERCE


       Companies, but only if, before starting the new employment, the Executive provides the Company with a document reasonably satisfactory to the Company, signed by both the Executive and such corporation, containing
       (i) a written description of the Executive's duties in the new job, and
       (ii) specific assurances that in the new job the Executive will neither use nor disclose Confidential Information of any BindView Company.

10.6 The Executive may acquire a direct or indirect ownership interest of not more than 5% of the outstanding securities of any corporation which is engaged in activities prohibited by Section 10.1 which is listed on any recognized securities exchange or traded in the over-the-counter market in the United States, provided that such investment is of a totally passive nature and does not involve the Executive's devoting time to the management or operations of such corporation.

10.7   If a Tribunal determines that any of the restrictions set forth in
       Section 10.1 is unreasonably broad or otherwise unenforceable under applicable law, then (i) such determination shall be binding only within the geographical jurisdiction of the Tribunal, and (ii) the restriction will not be terminated or rendered unenforceable, but instead will be reformed (solely for enforcement within the geographic jurisdiction of the Tribunal) to the minimum extent required to render it enforceable.

11. EMPLOYEE HANDBOOKS, ETC. From time to time, the Company may, in its discretion, establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. The Executive will adhere to and follow all rules, regulations, and policies of the Company set forth in such manuals, handbooks, or statements as they now exist or may later be amended or modified. Such manuals, handbooks and statements do not constitute a part of this Agreement nor a separate contract, and shall not be deemed as amending this Agreement or as creating any binding obligation on the part of the Company, but are intended only for general guidance.

12.    ARBITRATION.

12.1 Except as set forth in Section 12.3 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of (by statute, common law, or otherwise) or relating to (i) this Agreement or its interpretation, performance, or alleged breach, or (ii) the Employment, including but not limited to its commencement and its termination, will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (AAA) in effect on the date of the demand for arbitration.

12.2 The arbitration shall take place before a single arbitrator, who will preferably but not necessarily (x) be a practicing attorney, and (y) have at least five years' experience in working in or with computer software companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which the Executive's principal office space is located at the time of the dispute or was located at the time of termination of the Employment (if applicable). Unless otherwise agreed by the parties, the Company will pay all reasonable fees and expenses charged by the arbitrator and the AAA but will not pay the Executive's fees or expenses associated with the arbitration. The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                               PAGE 11

                                                    EXECUTIVE:  EDWARD L. PIERCE


       to expedite, and minimize the cost of, the arbitration proceedings. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

12.3 To protect Inventions, trade secrets, or other confidential information, the Company may seek temporary, preliminary, or permanent injunctive relief in a court of competent jurisdiction, in each case, without waiving its right to arbitration.

12.4 At the request of either party, the arbitrator may take any interim measures s/he deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

13.    OTHER PROVISIONS.

13.1 This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns and (ii) the Executive and the Executive's heirs and legal representatives, except that the Executive's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part without the Company's prior written consent.

13.2 The Executive represents and warrants (i) that he has no obligations, contractual or otherwise, inconsistent with the Executive's obligations set forth in this Agreement, and (ii) that all of his responses to any requests, by or on behalf of the Company, for information and/or documents, in connection with the Company's hiring of the Executive and/or with the negotiation of this Agreement, are truthful and complete.

13.3 All notices and statements with respect to this Agreement must be in writing and shall be delivered by certified mail return receipt requested; hand delivery with written acknowledgment of receipt; FAX transmission with machine-printed confirmation of delivery; or overnight courier with delivery-tracking capability. Notices to the Company shall be addressed to the Company's general counsel at the Company's then-current principal operating office. Notices to the Executive may be delivered to the Executive in person or to the Executive's then-current home address as indicated on the Executive's pay stubs or, if no address is so indicated, as set forth in the Company's payroll records.

13.4 This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

13.5 Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

13.6 If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                               PAGE 12

                                                    EXECUTIVE:  EDWARD L. PIERCE


13.7 This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas law as applied to contracts made and carried out in entirely Texas by residents of that State.

13.8 No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

13.9 Termination of the Employment, with or without cause, will not affect the continued enforceability of this Agreement. 13.10 ____ Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

13.11 This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement manually signed by one party and transmitted to the other party by FAX or in image form via email shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

                            (Continued on next page)




EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                               PAGE 13

                                                    EXECUTIVE:  EDWARD L. PIERCE


---------------------------------------------------------------------------------------------------------------------
                                            SCHEDULE 1
---------------------------------------------------------------------------------------------------------------------
Effective Date             December 31, 2001
---------------------------------------------------------------------------------------------------------------------
Position                   Senior Vice President and Chief Financial Officer. In addition, if so requested by the
                           Company's CEO or Board of Directors, the Executive will also serve as an officer or director of one or more subsidiaries of the Company.
---------------------------------------------------------------------------------------------------------------------
Initial salary             $16,666.67 per month (equivalent to $200,000 per year)
---------------------------------------------------------------------------------------------------------------------
On-Target Amount           $200,000
---------------------------------------------------------------------------------------------------------------------
Minimum annual vacation    20 days.  See Section 4.6.
---------------------------------------------------------------------------------------------------------------------
Specific benefits          Reserved parking space
---------------------------------------------------------------------------------------------------------------------
Severance Period           A.  Upon termination by Company for Cause               None
                           ------------------------------------------------------------------------------------------
                           B.  Upon termination by Company                         None. See Section 5.4.
                                for Disability
                           ------------------------------------------------------------------------------------------
                           C.  Upon termination by Company                         12 months
                                for any other reason or no reason
                           ------------------------------------------------------------------------------------------
                           D.  If the Executive Resigns for Good Reason            12 months
                           ------------------------------------------------------------------------------------------
                           E.  If the Executive resigns for                        None
                                any other reason or no reason
---------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                   SCHEDULE 2
--------------------------------------------------------------------------------
                                                   SIGNING BONUS
                            DATE                INSTALLMENT PAYMENT
--------------------------------------------------------------------------------
                       4/30/2002                    $204,880.00
--------------------------------------------------------------------------------
                       7/31/2002                     $53,682.50
--------------------------------------------------------------------------------
                      10/31/2002                     $53,313.13
--------------------------------------------------------------------------------
                       1/31/2003                     $52,943.75
--------------------------------------------------------------------------------
                       4/30/2003                     $52,574.38
--------------------------------------------------------------------------------
                       7/31/2003                     $52,205.00
--------------------------------------------------------------------------------
                      10/31/2003                     $51,835.63
--------------------------------------------------------------------------------
                       1/31/2004                     $51,466.25
--------------------------------------------------------------------------------
                       4/30/2004                     $51,096.88
--------------------------------------------------------------------------------
                       7/31/2004                     $50,727.50
--------------------------------------------------------------------------------
                      10/31/2004                     $50,358.13
--------------------------------------------------------------------------------
                       1/31/2005                     $49,988.75
--------------------------------------------------------------------------------
                       4/30/2005                     $49,619.38
--------------------------------------------------------------------------------
                           TOTAL                    $824,691.25
--------------------------------------------------------------------------------


EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                               PAGE 14

                                                    EXECUTIVE:  EDWARD L. PIERCE



THIS AGREEMENT CONTAINS PROVISIONS REQUIRING BINDING ARBITRATION OF DISPUTES, WHICH HAVE THE EFFECT OF WAIVING EACH PARTY'S RIGHT TO A JURY TRIAL. By signing this Agreement, the Executive acknowledges that the Executive (1) has read and understood the entire Agreement; (2) has received a copy of it (3) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (4) agrees to be bound by it.

Executed and effective as of the Effective Date.


BINDVIEW CORPORATION, BY:                           EXECUTIVE


---------------------------                         ---------------------------
Eric J. Pulaski, Chairman,                          Edward L. Pierce
President, and Chief
Executive Officer



EXECUTIVE EMPLOYMENT AGREEMENT  12/31/2001                               PAGE 15